UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012 (May 17, 2012)

Behringer Harvard Short-Term Opportunity Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 17, 2012, Behringer Harvard Mountain Village, LLC (“Borrower”), a wholly-owned subsidiary of Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into a Deed in Lieu of Foreclosure Agreement (the “DIL Agreement”) with Credit Union Liquidity Services, LLC (the “Lender”) effective May 8, 2012, whereby the Borrower transferred ownership, of the 23-unit condominium property in Telluride, Colorado (“Cassidy Ridge”) to the Lender, and subject to certain contingencies, resulted in full settlement of the outstanding debt to the Lender. On September 29, 2006 the Borrower entered into a loan agreement with the Lender to borrow a total principal amount of up to $27.7 million to construct Cassidy Ridge. The outstanding principal balance, together with all accrued but unpaid interest, was due and payable on the maturity date of October 1, 2011. The loan, which was recourse to us, had an outstanding principal balance of approximately $27.7 million at May 17, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Behringer Harvard Short-Term
Opportunity Fund I LP

	By:	Behringer Harvard Advisors II LP,
Co-General Partner

Dated: May 23, 2012		By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

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